NEWS RELEASE

Matthews International Corporation
Corporate Office
Two NorthShore Center
Pittsburgh, PA 15212-5851
Phone: (412) 442-8200

August 6, 2026	Contact:	Daniel E. Stopar
Chief Financial Officer and Treasurer
MATTHEWS INTERNATIONAL REPORTS RESULTS FOR
FISCAL 2026 THIRD QUARTER

Fiscal 2026 Third Quarter and Year-to-Date Financial Highlights:
•Memorialization reports higher sales for Q3 and the nine months ended June 30, 2026 compared to last year
•Product Identification sales grew 5% in Q3 compared to last year
•$25 million cash received in Q3 for the redemption of preferred equity interest in Propelis
•Debt was reduced by $12 million during Q3 and $144 million during fiscal 2026
•Restructuring actions announced in the Engineering business that will deliver $10 million annualized savings
•The Company issues revised earnings outlook for fiscal 2026
•Webcast: Friday, August 7, 2026, 9:00 a.m., 785-838-9251

PITTSBURGH, PA, August 6, 2026 - Matthews International Corporation (NASDAQ GSM: MATW) today announced financial results for its third quarter of fiscal 2026.

In discussing the results for the Company’s fiscal 2026 third quarter, Joseph C. Bartolacci, President and Chief Executive Officer, stated:

“The fiscal 2026 third quarter was a challenging quarter for us across all business segments. We continue to experience delays in the energy storage solutions business which are expected to extend through the balance of the fiscal year. Despite winning a significant new coating & converting order this quarter, the project has not contributed significantly to our financial results as of yet. In response to these challenges, we have taken difficult but necessary action to reduce the cost base of this business by $10 million annually. Additionally, our flagship Memorialization businesses continue to experience headwinds in terms of lower volumes combined with input costs escalating beyond inflationary price increases. Lastly, while the anticipated synergy benefits at The Propelis Group (“Propelis”) are now beginning to scale, our expectations of the timing to realize those synergies has not been achieved, resulting in an estimated $5 million shortfall to our full year forecast. Due to these combination of factors, we are reducing our previous earnings guidance for adjusted EBITDA to be in the range of $158 million to $162 million (which includes our estimated 40% share of Propelis adjusted EBITDA) for fiscal 2026."

"Despite the near-term challenges for the remainder of this fiscal year, we remain focused on driving shareholder value, including properly aligning our cost structure with the future state of our operations. Our GAAP earnings continue to be impacted by the costs associated with these efforts, however our corporate and other non-operating costs have yielded savings compared to last year, positively impacting our margins. We continue to execute on further cost reductions to scale our structure as post-divestiture support obligations are expected to expire over the balance of the calendar year.”

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
“Sales for the Memorialization segment for the fiscal 2026 third quarter were higher than a year ago primarily reflecting the recent acquisition of The Dodge Company. This acquisition continues to be nicely accretive to earnings as we leverage the benefits of our Memorialization commercial platform and have already realized the majority of targeted cost synergies. Sales volumes of caskets and cemetery memorials continued to be a headwind in the quarter due to lower estimated U.S. casketed deaths, which was compounded by escalating input costs. Inflationary price realization only partially offset the impact of these factors on our profitability for the quarter.”

“The Industrial Technologies segment reported a decline in sales for the fiscal 2026 third quarter. The decrease mainly resulted from the divestiture of the warehouse automation business during the fiscal first quarter of 2026 and challenges in our engineering business, including the impacts of the ongoing Tesla dispute. During the third quarter, we initiated a restructuring program in our European engineering operations that will yield $10 million annual cost savings. We expect the total cost to achieve related to this restructuring to be approximately $10 million, of which approximately $5 million impacted third quarter results. Despite these difficult actions, we continue to focus on the long-term potential of dry electrode battery manufacturing as evidenced by launching MEODEO™, a next-generation, full-scale mass production demonstration line for dry-electrode battery manufacturing at our development center in Vreden, Germany. This facility offers our customers expanded testing capabilities from laboratory scale up to industrial gigafactory production. Our Product Identification business continues to receive significant customer interest in the MPERIA® Axian Inkjet (XIJ) systems and we are pleased to announce a strategic partnership with Linx Printing Technologies designed to broaden customer access to each company’s product portfolio in key markets, opening the opportunity for our products to reach consumer packaged goods customers in the UK and France.
“Results for Propelis have shown considerable margin improvement from the first calendar quarter to the second. The joint venture remains on track to deliver a significant portion of the estimated $60 million of identified synergy opportunities over the coming quarters. Additionally, Propelis redeemed a portion of their shareholders’ interests in the third quarter, which provided $25 million of cash to Matthews that was used primarily to bring down our debt balance.”

“Over the last two years, the Board, with the support of J.P. Morgan, identified several alternatives for evaluation and consideration toward improving shareholder value and better alignment with the underlying value of the organization. The divestitures of SGK in 2025, and the warehouse automation and European packaging businesses in the first quarter of 2026 are all outcomes of this effort to simplify Matthews’ business structure and enhance shareholder value. The Company’s strategic alternatives review remains ongoing with a heavy focus on developing strategic partnerships for our Industrial Technologies businesses.”

Divestiture of the SGK Business

The fiscal 2025 consolidated financial information presented in this release reflects the financial results of the SGK business through the closing date. As a result of the integration process of Propelis and transition to its stand-alone reporting systems, our 40% portion of the financial results of Propelis is reported on a one-quarter lag. Consequently, for the three months ended June 30, 2026, the Company's portion of earnings (losses) for its equity-method investment in Propelis includes the months from January 2026 through March 2026. For the nine months ended June 30, 2026, the Company's portion of earnings (losses) for its equity-method investment in Propelis includes the months from July 2025 through March 2026.

The Company’s consolidated adjusted EBITDA for the fiscal third quarter of 2026 includes approximately a $10.0 million adjusted EBITDA contribution from Propelis. Based on preliminary estimates of adjusted EBITDA provided by Propelis for the quarter ended June 30, 2026, our 40% portion of their adjusted

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
EBITDA would be $12.7 million. The Company’s consolidated adjusted EBITDA for the fiscal nine months ended June 30, 2026 includes a $32.4 million adjusted EBITDA contribution from Propelis. Based on preliminary financial estimates of adjusted EBITDA provided by Propelis for the period October 1, 2025 through June 30, 2026, our 40% portion of their adjusted EBITDA would be $32.2 million. Please note that these projections are unaudited and subject to review and, as a result, may change.

Webcast

The Company will host a conference call and webcast on Friday, August 7, 2026 at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by dialing (785)-838-9251, Conference ID: Matthews. The audio webcast can be monitored at www.matw.com. As soon as available after the call, a transcript of the call will be posted on the Investor Relations section of the Company’s website at www.matw.com.

About Matthews International Corporation

Matthews International Corporation operates through two core global businesses – Industrial Technologies and Memorialization. Both are focused on driving operational efficiency and long-term growth through continuous innovation and strategic expansion. The Industrial Technologies segment evolved from our original marking business, which today is a leading global innovator committed to empowering visionaries to transform industries through the application of precision technologies and intelligent processes. The Memorialization segment is a leading provider of memorialization products, including memorials, caskets and cremation and incineration equipment, primarily to cemetery and funeral home customers that help families move from grief to remembrance. In addition, the Company also has a significant investment in Propelis, a brand solutions business formed through the merger of SGK and SGS & Co. Propelis delivers integrated solutions including brand creative, packaging, print solutions, branded environments, and content production. Matthews International has over 4,300 employees in 15 countries on four continents that are committed to delivering the highest quality products and services.

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
Forward-looking Information

Any forward-looking statements contained in this release are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of the Company regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof.  Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations, and no assurance can be given that such expectations will prove correct.  Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group ("Propelis"), changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs or supply chain disruptions, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine and hostilities in the Middle East, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company’s Annual Report on Form 10-K and other periodic filings with the U.S. Securities and Exchange Commission.

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,			Nine Months Ended June 30,
	2026	2025	% Change	2026	2025	% Change
Sales	$246,016	$349,377	(29.6)%	$789,398	$1,178,848	(33.0)%
Cost of sales	(157,824)	(227,421)	(30.6)%	(499,549)	(787,088)	(36.5)%
Gross profit	88,192	121,956	(27.7)%	289,849	391,760	(26.0)%
Gross margin	35.8%	34.9%		36.7%	33.2%

Selling and administrative expenses	(99,144)	(100,394)	(1.2)%	(310,076)	(343,616)	(9.8)%
Amortization of intangible assets	(2,503)	(3,474)	(28.0)%	(8,143)	(16,362)	(50.2)%
Gain on divestitures, net	234	57,103	(99.6)%	109,498	55,031	99.0%
Operating (loss) profit	(13,221)	75,191	(117.6)%	81,128	86,813	(6.5)%
Operating margin	(5.4)%	21.5%		10.3%	7.4%

Interest and other deductions, net	(10,422)	(16,327)	(36.2)%	(32,061)	(45,423)	(29.4)%
Loss on debt extinguishment	—	—	NM	(16,343)	—	NM
(Loss) income before income taxes	(23,643)	58,864	(140.2)%	32,724	41,390	(20.9)%
Income taxes	(46)	(43,477)	(99.9)%	(34,618)	(38,391)	(9.8)%

Net (loss) income	$(23,689)	$15,387	NM	$(1,894)	$2,999	NM

(Loss) earnings per share -- diluted	$(0.75)	$0.49	NM	$(0.06)	$0.10	NM

Earnings per share -- non-GAAP (1)	$0.06	$0.28	(78.6)%	$0.24	$0.76	(68.4)%

Dividends declared per share	$0.255	$0.25	2.0%	$0.765	$0.75	2.0%

Diluted Shares	31,438	31,425		31,353	31,408
(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release
NM: Not meaningful

SEGMENT INFORMATION (Unaudited)
(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Sales:
Memorialization	$208,060	$203,728	$627,492	$599,834
Industrial Technologies	37,956	87,901	150,333	249,269
Brand Solutions	—	57,748	11,573	329,745
	$246,016	$349,377	$789,398	$1,178,848

Adjusted EBITDA:
Memorialization	$42,248	$42,801	$130,028	$124,451
Industrial Technologies	(5,434)	9,047	(13,205)	16,921
Brand Solutions	9,700	5,004	32,009	32,892
Corporate and Non-Operating	(11,541)	(12,302)	(33,877)	(38,277)
Total Adjusted EBITDA (1)	$34,973	$44,550	$114,955	$135,987

(1) See reconciliation of non-GAAP financial information provided in tables at the end of this release

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (Unaudited)
(In thousands)

	June 30, 2026	September 30, 2025
ASSETS
Cash and cash equivalents	$37,602	$32,433
Accounts receivable, net	105,755	132,940
Inventories, net	203,430	202,827
Other current assets	137,688	151,968
Total current assets	484,475	520,168
Investments	246,500	288,637
Property, plant and equipment, net	176,221	224,575
Goodwill	438,824	487,561
Other intangible assets, net	89,476	105,958
Other long-term assets	70,020	67,543
Total assets	$1,505,516	$1,694,442

LIABILITIES
Long-term debt, current maturities	$7,812	$7,230
Other current liabilities	268,079	343,250
Total current liabilities	275,891	350,480
Long-term debt	559,451	703,602
Other long-term liabilities	184,206	159,418
Total liabilities	1,019,548	1,213,500

SHAREHOLDERS' EQUITY
Total shareholders' equity	485,968	480,942
Total liabilities and shareholders' equity	$1,505,516	$1,694,442

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
CONDENSED CONSOLIDATED CASH FLOWS INFORMATION (Unaudited)
(In thousands)

	Nine Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net (loss) income	$(1,894)	$2,999
Adjustments to reconcile net (loss) income to net cash flows from operating activities:
Depreciation and amortization	35,858	56,571
Gain on divestitures, net	(109,498)	(55,031)
Loss on debt extinguishment	16,343	—
Changes in working capital items	(46,142)	(50,559)
Other operating activities	35,786	12,139
Net cash used in operating activities	(69,547)	(33,881)

Cash flows from investing activities:
Capital expenditures	(13,323)	(26,390)
Acquisitions, net of cash acquired	(524)	(57,842)
Proceeds from sale of assets	10,061	14,927
Proceeds from divestitures	243,647	230,053
Other investing activities	27,580	(7,499)
Net cash provided by investing activities	267,441	153,249

Cash flows from financing activities:
Net payments on from long-term debt	(146,425)	(70,292)
Purchases of treasury stock	(5,777)	(12,122)
Dividends	(25,561)	(24,740)
Other financing activities	(14,740)	(32,286)
Net cash used in financing activities	(192,503)	(139,440)

Effect of exchange rate changes on cash	(222)	(361)

Net change in cash and cash equivalents	$5,169	$(20,433)

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
Reconciliations of Non-GAAP Financial Measures

Included in this report are measures of financial performance that are not defined by GAAP, including, without limitation, adjusted EBITDA, adjusted net income and EPS, constant currency sales, constant currency adjusted EBITDA, net debt and net debt leverage ratio. The Company defines net debt leverage ratio as outstanding debt (net of cash) relative to adjusted EBITDA. The Company uses non-GAAP financial measures to assist in comparing its performance on a consistent basis for purposes of business decision-making by removing the impact of certain items that management believes do not directly reflect the Company’s core operations including acquisition and divestiture costs, ERP system integration costs, strategic initiative and other charges (which includes non-recurring charges related to certain commercial and operational initiatives and exit activities), stock-based compensation and the non-service portion of pension and postretirement expense. Constant currency sales and constant currency adjusted EBITDA remove the impact of changes due to foreign exchange translation rates. To calculate sales and adjusted EBITDA on a constant currency basis, amounts for periods in the current fiscal year are translated into U.S. dollars using exchange rates applicable to the comparable periods of the prior fiscal year. Management believes that presenting non-GAAP financial measures is useful to investors because it (i) provides investors with meaningful supplemental information regarding financial performance by excluding certain items that management believes do not directly reflect the Company's core operations, (ii) permits investors to view performance using the same tools that management uses to budget, forecast, make operating and strategic decisions, and evaluate historical performance, and (iii) otherwise provides supplemental information that may be useful to investors in evaluating the Company’s results. The Company's calculations of its non-GAAP financial measures, however, may not be comparable to similarly titled measures reported by other companies. The Company believes that the presentation of these non-GAAP financial measures, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provided herein, provide investors with an additional understanding of the factors and trends affecting the Company’s business that could not be obtained absent these disclosures.

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Net (loss) income	$(23,689)	$15,387	$(1,894)	$2,999
Income tax provision	46	43,477	34,618	38,391
(Loss) income before income taxes	$(23,643)	$58,864	$32,724	$41,390
Propelis depreciation, amortization, interest and other items (1)	15,634	—	49,613	—
Interest expense, including RPA and factoring financing fees (2)	10,800	16,804	36,525	50,668
Loss on debt extinguishment	—	—	16,343	—
Depreciation and amortization *	11,654	15,836	35,858	56,571
Acquisition and divestiture related items (3)**	337	(9,473)	1,649	4,805
Strategic initiatives and other items (4)**†	15,333	10,315	36,977	16,303
Gain on divestitures, net	(234)	(57,103)	(109,498)	(55,031)
Highly inflationary accounting losses (primarily non-cash) (5)	—	325	16	1,036
Stock-based compensation	5,054	8,841	14,597	19,838
Non-service pension and postretirement expense (6)	38	141	151	407
Total Adjusted EBITDA	$34,973	$44,550	$114,955	$135,987
Adjusted EBITDA margin	14.2%	12.8%	14.6%	11.5%
(1) Represents the Company's portion of depreciation, intangible amortization, interest expense, and other items incurred by Propelis.
(2) Includes fees for receivables sold under the RPA and factoring arrangements totaling $380 and $974 for the three months ended June 30, 2026 and 2025, respectively and $1,430 and $3,291 for the nine months ended June 30, 2026 and 2025, respectively.

(3) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(4) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes litigation costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $7,772 and $5,795 for the three months ended June 30, 2026 and 2025, respectively and $18,944 and $14,419 for the nine months ended June 30, 2026 and 2025, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $207 for the three months ended June 30, 2025 and $5,109 for the nine months ended June 30, 2025. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,655 for the nine months ended June 30, 2025. Fiscal 2025 also includes loss recoveries totaling $538 for the three months ended June 30, 2025 and $1,708 for the nine months ended June 30, 2025 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(5) Represents exchange losses associated with highly inflationary accounting related to certain Turkish subsidiaries which were recently divested.
(6) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

* Depreciation and amortization was $7,985 and $7,394 for the Memorialization segment, $3,105 and $5,489 for the Industrial Technologies segment, and $564 and $596 for Corporate and Non-Operating, for the three months ended June 30, 2026 and 2025, respectively. Depreciation and amortization was $24,173 and $21,766 for the Memorialization segment, $9,549 and $16,807 for the Industrial Technologies segment, $609 and $15,935 for the Brand Solutions segment, and $1,527 and $2,063 for Corporate and Non-Operating, for the nine months ended June 30, 2026 and 2025, respectively. Depreciation and amortization was $2,357 for the Brand Solutions segment for the three months ended June 30, 2026.
** Acquisition costs, ERP system integration costs, and strategic initiatives and other charges were $1 and $552 for the Memorialization segment, $13,239 and $9,079 for the Industrial Technologies segment, $126 and $1,692 for the Brand Solutions segment, and $2,304 and income of $10,481 for Corporate and Non-Operating, for the three months ended June 30, 2026 and 2025, respectively. Acquisition costs, ERP system integration costs, and strategic initiatives and other charges were $450 and $4,265 for the Memorialization segment, $26,331 and $13,390 for the Industrial Technologies segment, $3,621 and $2,822 for the Brand Solutions segment, and $8,224 and $631 for Corporate and Non-Operating, for the nine months ended June 30, 2026 and 2025, respectively.
† Strategic initiatives and other items includes charges for exit and disposal activities (including severance and other employee termination benefits) totaling expenses of $6,722 and $2,438 for the three months ended June 30, 2026 and 2025, respectively, and expenses of $9,027 and $1,133 for the nine months ended June 30, 2026 and 2025, respectively.

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
ADJUSTED NET INCOME AND EPS RECONCILIATION (Unaudited)
(In thousands, except per share data)

	Three Months Ended June 30,				Nine Months Ended June 30,
	2026		2025		2026		2025
		per share		per share		per share		per share
Net (loss) income attributable to Matthews	$(23,689)	$(0.75)	$15,387	$0.49	$(1,894)	$(0.06)	$2,999	$0.10
Acquisition and divestiture costs (1)	2,998	0.09	(6,901)	(0.22)	3,954	0.13	5,807	0.19
Strategic initiatives and other charges (2)	12,888	0.41	10,615	0.33	30,402	0.97	14,516	0.45
Gain on divestitures, net	(234)	(0.01)	(14,155)	(0.45)	(68,685)	(2.19)	(14,155)	(0.45)
Highly inflationary accounting losses (primarily non-cash) (3)	—	—	325	0.01	16	—	1,036	0.03
Non-service pension and postretirement expense (4)	28	—	106	—	113	—	305	0.01
Amortization	1,877	0.06	2,605	0.08	6,107	0.19	12,271	0.39
Loss on debt extinguishment	—	—	—	—	12,242	0.39	—	—
Propelis amortization and other unusual items (5)	8,006	0.26	—	—	25,256	0.81	—	—
Tax related (6)	—	—	1,207	0.04	—	—	1,207	0.04
Adjusted net income	$1,874	$0.06	$9,189	$0.28	$7,511	$0.24	$23,986	$0.76

Note: Adjustments to net income for non-GAAP reconciling items were calculated using an income tax rate of 10.8% and 90.2% for the three and nine months ended June 30, 2026, respectively, and 18.2% and 23.7% for the three and nine months ended June 30, 2025, respectively.

(1) Includes certain non-recurring items associated with recent acquisition and divestiture activities.
(2) Includes certain non-recurring costs associated with commercial, operational and cost-reduction initiatives, and costs associated with global ERP system integration efforts. Also includes litigation costs related to an ongoing dispute with Tesla, Inc. ("Tesla"), which totaled $7,772 and $5,795 for the three months ended June 30, 2026 and 2025, respectively and $18,944 and $14,419 for the nine months ended June 30, 2026 and 2025, respectively. Fiscal 2025 includes costs related to the Company's 2025 contested proxy which totaled $207 for the three months ended June 30, 2025 and $5,109 for the nine months ended June 30, 2025. Fiscal 2025 includes net gains on the sales of certain significant property and other assets of $8,655 for the nine months ended June 30, 2025. Fiscal 2025 also includes loss recoveries totaling $538 for the three months ending June 30, 2025 and $1,708 for the nine months ended June 30, 2025 which were related to a previously disclosed theft of funds by a former employee initially identified in fiscal 2015.

(3) Represents exchange losses associated with highly inflationary accounting related to certain Turkish subsidiaries which were recently divested.
(4) Non-service pension and postretirement expense includes interest cost, expected return on plan assets, amortization of actuarial gains and losses, curtailment gains and losses, and settlement gains and losses. These benefit cost components are excluded from adjusted EBITDA since they are primarily influenced by external market conditions that impact investment returns and interest (discount) rates. Curtailment gains and losses and settlement gains and losses are excluded from adjusted EBITDA since they generally result from certain non-recurring events, such as plan amendments to modify future benefits or settlements of plan obligations. The service cost and prior service cost components of pension and postretirement expense are included in the calculation of adjusted EBITDA, since they are considered to be a better reflection of the ongoing service-related costs of providing these benefits. Please note that GAAP pension and postretirement expense or the adjustment above are not necessarily indicative of the current or future cash flow requirements related to these employee benefit plans.

(5) Represents the Company's portion of amortization and other items incurred by Propelis.
(6) Represents tax-related items incurred in connection with assets the Company previously wrote off in Russia.

Matthews International Reports Results for Fiscal 2026 Third Quarter

August 6, 2026
CONSTANT CURRENCY SALES AND ADJUSTED EBITDA RECONCILIATION (Unaudited)
(In thousands)

	Memorialization	Industrial Technologies	Brand Solutions	Corporate and Non-Operating	Consolidated
Reported sales for the quarter ended June 30, 2026	$208,060	$37,956	$—	$—	$246,016
Changes in foreign exchange translation rates	(457)	(254)	—	—	(711)
Constant currency sales for the quarter ended June 30, 2026	$207,603	$37,702	$—	$—	$245,305

Reported sales for the nine months ended June 30, 2026	$627,492	$150,333	$11,573	$—	$789,398
Changes in foreign exchange translation rates	(1,973)	(6,232)	—	—	(8,205)
Constant currency sales for the nine months ended June 30, 2026	$625,519	$144,101	$11,573	$—	$781,193

Reported adjusted EBITDA for the quarter ended June 30, 2026	$42,248	$(5,434)	$9,700	$(11,541)	$34,973
Changes in foreign exchange translation rates	(80)	277	350	(121)	426
Constant currency adjusted EBITDA for the quarter ended June 30, 2026	$42,168	$(5,157)	$10,050	$(11,662)	$35,399

Reported adjusted EBITDA for the nine months ended June 30, 2026	$130,028	$(13,205)	$32,009	$(33,877)	$114,955
Changes in foreign exchange translation rates	(248)	706	50	(191)	317
Constant currency adjusted EBITDA for the nine months ended June 30, 2026	$129,780	$(12,499)	$32,059	$(34,068)	$115,272

NET DEBT RECONCILIATION (Unaudited)
(Dollars in thousands)

	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Long-term debt, current maturities	$7,812	$7,298	$7,271	$7,230
Long-term debt	559,451	571,950	529,756	703,602
Total debt	567,263	579,248	537,027	710,832

Less: Cash and cash equivalents	(37,602)	(36,088)	(31,357)	(32,433)

Net Debt	$529,661	$543,160	$505,670	$678,399

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